SERVICES & COMMISSION AGREEMENT

THIS AGREEMENT is made this 24 **day of** April **, 2014.**

BETWEEN:

SUNVAULT ENERGY INC.
(hereinafter the "**SVLT**")

Of The First Part

-and-

ABORIGINAL FINANCIAL SERVICES CORPORATION
(hereinafter "**AFSC**")

Of The Second Part

collectively the "**Parties**"

WHEREAS:

1. SVLT and AFSC (the "Parties") are duly registered and operating corporations in their respective jurisdictions in the United States of America and Canada respectively;

2. SVLT is desirous of obtaining the services of a firm knowledgeable of various Aboriginal peoples, groups, organizations and First Nations, Metis and Inuit communities (hereinafter "**Aboriginal Stakeholders**") and their business practices to assist in identifying utility, resource development (including bio-fuels, solar, petroleum, natural gas, co-generation, wind and biomass power) and associated engineering, design, procurement, construction, operation and maintenance opportunities and to assist SVLT with the consummation of contractual arrangements whether this is in the form of a binding offer, contract, letter of intent, memorandum of understanding and undertaking, or any other form of agreement executed between SVLT and the said Aboriginal Stakeholders introduced by AFSC for the development of these opportunities on Aboriginal/First Nations lands and territories including, but not limited to, reserve lands, fee simple lands, land claim settlement lands, treaty land entitlement lands, traditional land use areas and territories, and extensions of boundaries thereof and all other lands set aside for Aboriginal Stakeholders (hereinafter "**Assistance**");

3. The kinds of contracts that Assistance might be used for include but is not limited to: (a) scientific research and development, exploration and lease option agreements; (b) utility and resource development agreements; (c) utility supply and operation and maintenance agreements; or (d) other types of agreements involving the design, development, procurement, construction, supply and associated project engineering, design, delivery and project management services on Aboriginal/First Nations lands and territories including, but not limited to, reserve lands, fee simple lands, land claim settlement lands, treaty land entitlement lands, traditional land use areas and territories, and extensions of boundaries thereof and all other lands set aside for Aboriginal Stakeholders that the Parties subsequently agree are to be governed by this Agreement (hereinafter "**Target Contract(s)**");

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4. AFSC, through the services of AFSC's director and shareholder, Trent Blind, is in the business of providing such Assistance to facilitate the consummation of Target Contract(s) with Aboriginal Stakeholders in connection with Aboriginal/First Nations lands and territories known to Trent Blind;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein contained, the Parties hereto covenant and agree as follow:

1. **Selection & Approval of Prospects**

This Agreement shall not apply to any project or contract unless both Parties execute a prospect target approval sheet in the form set out in Schedule "A" hereto (a "**Prospect Sheet**"). The acceptance of a Prospect Sheet by SVLT shall not impact SVLT's rights to structure and negotiate the terms for the Target Contract(s) in SVLT's absolute discretion. SVLT may choose to use one or more separate subsidiary or affiliated entities for the purposes of entering into Target Contract(s) (hereinafter "**SVLT Affiliates**"). If SVLT uses subsidiary or affiliated entities to enter into contracts, SVLT shall still be liable for payment of the Commissions earned by AFSC.

Projects, Prospects and Contracts

This Agreement shall apply to any and all Assistance and Target Contract(s) that are undertaken by SVLT and the said Aboriginal Stakeholders on, over or that involve the Aboriginal Stakeholders lands, Treaty Land Entitlement lands, traditional use lands, its boundaries or extensions thereof obtained by lease or other agreement. Such Assistance and Target Contract(s) shall include any and all associated exploration, development, supply, engineering, production, processing, refinement, transportation and marketing of associated products and by-products of each project, prospect and Target Contract(s) that may result from SVLT's and said Aboriginal Stakeholders joint efforts. Preference shall be made for inclusion of all Assistance and Target Contract(s) within the scope of this Agreement and such Assistance and Target Contract(s) may only be excluded from this Agreement by mutual written exclusion of the Parties to this Agreement. This Agreement shall also apply to any heirs, assignees, designees, successors, partners, joint venturers, business associates or individuals who would operate with the Aboriginal Stakeholders as a result of the Assistance and Target Contract(s) introduced by AFSC as per the terms of this Agreement.

This Agreement shall also apply to any and all offerings, contracts, letters of intent, memorandums of understanding and undertakings, or any other form of agreement executed between SVLT and the said Aboriginal Stakeholders introduced by AFSC.

2. **Engagement of AFSC**

2.1 Upon execution by both Parties of a Prospect Sheet, (a) SVLT shall have agreed to retain and engage AFSC to provide Assistance to SVLT in connection with the Target Contract(s) identified in the Prospect Sheet in accordance with the provisions of this Agreement, and (b) AFSC, through the services of AFSC's director, officer & shareholder, Trent Blind, agrees to perform Assistance related services and hereby accepts such retainer to have AFSC perform the services herein defined on the terms and conditions set forth herein. Unless and until a Prospect Sheet is completed and signed by both AFSC and SVLT with respect to a particular Target Contract(s), neither

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Party shall have any obligations to the other. When a Prospect Sheet is agreed to, the obligation of the Parties shall only be for the specific Target Contract(s) identified in the signed Prospect Sheet.

2.2 Neither SVLT nor AFSC shall act as principal or agent for the other or incur any liability on behalf of the other. Neither SVLT nor AFSC shall have the power to negotiate or bind the other to any agreement or contract. In the case of AFSC, the execution of a Prospect Sheet shall not give AFSC the right or power to negotiate or bind SVLT to a Target Contract(s) (the decision whether to enter into Target Contract(s) being solely in SVLT's discretion).

2.3 This is a non-exclusive Services & Commission Agreement between AFSC and SVLT. AFSC may accept other retainers from other persons and companies. However, once AFSC and SVLT have executed a Prospect Sheet, AFSC shall not provide services for any other company that is or is potentially a competitor for the Target Contract(s) which is the subject of a signed Prospect Sheet (i.e. AFSC's services for a particular Target Contract(s) are exclusive to SVLT once a Prospect sheet is agreed to by both Parties). In the event SVLT is unable to fulfill the Target Contract(s) for whatever reason, AFSC may introduce the services of another company to the Aboriginal Stakeholders after all efforts have been exhausted by SVLT to reach an agreement with said Aboriginal Stakeholders.

3. **Term**

The term of this Agreement shall commence effective April 21, 2014 and shall continue in full force and effect unless otherwise terminated under the provisions of this Agreement (the "**Term**").

4. **Obligations of AFSC**

4.1 For those Target Contract(s) that SVLT and AFSC both sign a Prospect Sheet:

4.1.1 Subject to the requirements of Section 2, AFSC agrees to make its best efforts to communicate with Aboriginal Stakeholders, both current and prospective, with a view to increasing awareness of and interest in SVLT and to facilitate the said Assistance and consummation of Target Contract(s) in favor of SVLT;

4.1.2 Subject to the requirements of Section 2, AFSC agrees to make its best efforts to coordinate regular meetings between SVLT and Aboriginal Stakeholders related to the said Assistance and Target Contract(s);

4.1.3 In the performance of the foregoing duties, AFSC represents and warrants that it shall make AFSC's best efforts to provide its cooperation as reasonably required by SVLT, and shall not act in conflict of interest with SVLT.

4.2 AFSC agrees to make its best efforts to promote SVLT in a positive manner at all times and developing and expanding SVLT's business opportunities.

4.3 AFSC agrees to make its best efforts to assist SVLT in identifying and securing new business opportunities for which AFSC's services could be instrumental in obtaining such Target Contract(s) and to present those opportunities to SVLT in a proposed Prospect Sheet.

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5. Confidentiality

Except as directed by SVLT, required by law or required in the course of providing the services described herein, AFSC shall not, either during the term of this Agreement or at any time thereafter, use, supply, show or disclose to any person, firm or corporation any secret or proprietary information, knowledge or data concerning the business, affairs, products or prospects of SVLT which AFSC may have acquired at any time prior, during or after the Term of this Agreement, for AFSC's own benefit, or to the detriment, or intended or probable detriment, of SVLT. SVLT understands that certain disclosures are necessary to fulfill the uses and purposes of this Agreement and as such AFSC will use its best business judgment to limit or otherwise take care in making such disclosures.

6. Remuneration and Non-Circumvention

6.1 SVLT agrees to pay AFSC a one-time $3,000 Canadian non-refundable retainer fee payable upon execution of this Agreement.

6.2 SVLT agrees to reimburse AFSC on a monthly basis for all pre-approved out of pocket, meal, accommodation and travel expenses incurred and invoiced by AFSC. Such pre-approval shall not be unreasonably withheld. Mileage will be reimbursed at a rate of $0.50 per kilometer. Receipts for out of pocket, meal, accommodation and travel expenses will be provided and attached to all invoices submitted. Invoices are due and payable within 30 days of receipt by SVLT.

6.3 SVLT agrees to issue and transfer SVLT shares to AFSC as follows:

A. 500,000 Common A Voting Shares at the then prevailing market rate for any and all Target Contract(s) having a total capital investment value of up to $4,999,999. The said shares will be deemed earned by AFSC upon the signing of said Target Contract(s) with Aboriginal Stakeholders introduced by AFSC to SVLT and shall be issued, transferred and deposited in favor of AFSC or Trent Blind on the date of signing of the said Target Contract(s) to AFSC's or Trent Blind's trading account. An additional 500,000 Common A Voting Shares will be deemed earned and shall be issued, transferred and deposited in favor of AFSC or Trent Blind on the date of completion of said Target Contract(s). Completion of said Target Contract(s) shall mean the start up of the associated project(s) with said Aboriginal Stakeholders.

B. SVLT further agrees to issue and transfer an additional 500,000 Common A Voting Shares of SVLT at the then prevailing market rate for any and all Target Contract(s) having a cumulative total capital investment value of $5,000,000 or more upon completion of the said Target Contract(s). The said shares will be deemed earned by AFSC upon the said Target Contract(s) being completed. Completion of said Target Contract(s) shall mean the start up of the associated project(s) with said Aboriginal Stakeholders.

6.4 SVLT agrees to pay AFSC a commission equivalent to the Double Lehman Formula for any and all third party financing (private and/or public debt and/or equity) introduced by AFSC to SVLT:

A. 10% of the first $1 million, plus

B. 8% of the second $1 million, plus

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C. 6% of the third $1 million, plus
D. 4% of the fourth $1 million, plus
E. 2% of everything above $4 million.

The said commissions shall be deemed earned by AFSC upon the signing of a final agreement(s) between SVLT and said third party(s) introduced by AFSC and shall be paid to AFSC on the same date said third party(s) financing is received by SVLT.

6.5 In respect of each Target Contract(s) for which AFSC and SVLT sign a Prospect Sheet, the remuneration set out in the Prospect Sheet shall be payable as compensation for the Assistance provided to SVLT by AFSC upon finalization of the Target Contract(s) entered into by SVLT (or a SVLT Affiliate) with any said Aboriginal Stakeholders introduced by AFSC;

6.6 SVLT irrevocably agrees not to circumvent, avoid, bypass, or obviate AFSC, directly or indirectly, to avoid payment of remuneration owing to AFSC in respect of any Assistance and Target Contract(s) for which both Parties have signed a Prospect Sheet. In the event of circumvention, either directly or indirectly, SVLT agrees to pay a monetary penalty equal to the remuneration AFSC was entitled to under the signed Prospect Sheet, including all legal expenses incurred by AFSC in the recovery of such remuneration plus interest equivalent to 3.0% compounded monthly for all outstanding amounts owing. AFSC shall be entitled to its remuneration regardless of circumvention as if circumvention had not occurred.

7. **Termination**

This Agreement may be terminated by ether Party with. 90 days written notice. Preference shall be made to keep this Agreement in effect as long as the Parties agree business opportunities remain. In the event that this Agreement is terminated by either Party, all terms and conditions shall remain in effect for any and all Assistance and Target Contract(s) that were commenced subject to this Agreement. All payment, and remuneration terms shall survive termination of this Agreement.

8. **Notices**

8.1 All notices, communications, statements and invoices (hereinafter called "Notices") required or permitted hereunder shall be in writing. Notices may be served as follows:

8.1.1 Personally by leaving them with the Party on whom they are to be served. Personally served Notices shall be deemed received by the addressee when actually delivered; or

8.1.2 By mailing them in Canada by first class, registered post, postage prepaid, to the Party on whom they are to be served. Notices so served shall be deemed to be received by the addressee on the fourth day (excluding as the fourth day Saturdays, Sundays and statutory holidays) following the mailing thereof.

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8.2 The address of each of the respective Parties hereto for service of Notices shall be as follows:

SVLT:
Sunvault Energy Inc.
107 – Portside Court
Kelowna, BC
V1V 1T2

Attention: Gary Monaghan
President & CEO

AFSC:
Aboriginal Financial Services Corporation
Unit 234-427, 5149 Country Hills Boulevard N.W.
Calgary, Alberta
T3A 5K8

Attention: Trent Blind
President

9. **Severability**
Every provision of this Agreement is intended to be severable. If any term or provision is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the validity of the remainder of this Agreement.

10. **Consents and Waivers**
No consent or waiver, express or implied, by any Party hereto to or of any breach or default by any other Party hereto in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any Party to be in breach or default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of the Party's rights hereunder.

11. **Applicable Law**
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and each of the Parties hereto agrees to attorn to the jurisdiction of the courts of Alberta for any dispute arising out of or in connection with this Agreement.

12. **Entire Agreement**
This Agreement and any Schedules attached hereto, constitute and express the whole agreement of the Parties hereto with reference to the engagement and retainer of AFSC by SVLT and with reference to any of the matters and things herein provided for or hereinbefore discussed or mentioned with reference to such engagement and retainer, all promises, representations and undertakings relative thereto being hereby merged herein. This Agreement may not be superseded, amended or modified except by written mutual agreement of the Parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement shall not contractually bind AFSC to successfully negotiate and conclude or consummate an agreement or a Target Contract(s) with any said Aboriginal Stakeholders introduced by AFSC to SVLT. This Agreement is integrated in that each of the Parties has had the opportunity to have this Agreement reviewed by its legal counsel and as such, this Agreement shall not be construed against either Party.

13. **Time**
Time is of the essence of this Agreement.

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14. **Enurement**
This Agreement shall not be assigned by either Party without the prior written consent of the other Party which shall not be unreasonably withheld; provided, however, that either Party may, without the prior consent of the other, assign all of its rights under this Agreement to (i) a parent, subsidiary or Affiliate ("Affiliate" definition below) of a Party, (ii) a purchaser of all or substantially all of SVLT's assets, shares or any combination thereof, or (iii) a third party participating in a merger, acquisition, sale of assets or other corporate reorganization in which either Party is participating. Any attempt to assign this Agreement in violation of this provision shall be void and of no effect. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

"Affiliate" means has the meaning ascribed thereto in the *Business Corporations Act (Alberta)* and any regulation promulgated thereunder, each as amended or superseded from time to time.

IN WITNESS WHEREOF the Parties hereby have duly executed this Agreement as of the day, month and year first above written.

ABORIGINAL FINANCIAL SERVICES CORPORATION

Per: ______________________
Trent Blind, President
Authorized Signatory

SUNVAULT ENERGY INC.

Per: ______________________
Gary Monaghan, President & CEO
Authorized Signatory

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SCHEDULE "A"
PROSPECT SHEET – WOODLAND CREE FIRST NATION

Re: Services & Commission Agreement between Sunvault Energy Inc. ("**SVLT**") and Aboriginal Financial Services Corporation ("**AFSC**") dated April 24, 2014 (the "**Commission Agreement**").

Description of Target Contract(s):
In order for AFSC to earn its commission, the following agreements (in form satisfactory to SVLT) must be agreed to and signed by the other parties:

1. A binding Letter of Intent, Memorandum of Understanding or Final Agreement(s) with the Woodland Cree First Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) pertaining to any and all Assistance and Target Contract(s) as defined in the Commission Agreement involving Woodland Cree First Nation's reserve lands, fee simple lands, land claim settlement lands, treaty land entitlement lands, traditional land use areas and territories, and boundaries or extensions thereof obtained by lease or other agreement.

Remuneration:
1. The commission payable in regards to the Assistance provided to SVLT by AFSC shall be a cash fee payable equivalent to 2% of SVLT's GROSS REVENUES realized by SVLT from any and all Target Contract(s) signed and implemented with Woodland Cree First Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) and shall be paid prorata of the sums earned and cashed by SVLT in the same currencies at such sums to AFSC. Payment of the commission shall commence immediately and only after SVLT has fully recovered its capital and equity investment net of any and all tax incentives and tax credits derived from the Target Contract(s) and shall be paid only on the gross revenues realized by SVLT on that portion of the Target Contract following SVLT's full recovery of capital and equity investment and said commissions shall end upon termination of the said Target Contract(s). SVLT grants AFSC the right to access its books and records for all Target Contract(s) AFSC finds for SVLT at any time during and after the Target Contract(s) is signed and the associated project commences and ends to verify the Total Gross Revenues realized by SVLT. AFSC reserves the right to assign this commission.

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above proposed by AFSC this 24th day of April, 2014.

ABORIGINAL FINANCIAL SERVICES CORPORATION

Per: [signature]
Trent Blind, President

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above agreed to by SVLT this 24th day of April, 2014. Unless and until both Parties execute this Prospect Sheet, neither Party shall have any obligations to the other with respect to the Target Contract(s) identified above.

This Prospect Sheet is subject to the terms of the Commission Agreement.

SUNVAULT ENERGY INC.

Per: [signature]
Authorized Signatory

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SCHEDULE "A"
PROSPECT SHEET – ERMINESKIN CREE NATION

Re: Services & Commission Agreement between Sunvault Energy Inc. ("**SVLT**") and Aboriginal Financial Services Corporation ("**AFSC**") dated April 24th, 2014 (the "**Commission Agreement**").

Description of Target Contract(s):
In order for AFSC to earn its commission, the following agreements (in form satisfactory to SVLT) must be agreed to and signed by the other parties:

1. A binding Letter of Intent, Memorandum of Understanding or Final Agreement(s) with the Ermineskin Cree Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) pertaining to any and all Assistance and Target Contract(s) as defined in the Commission Agreement involving Ermineskin Cree Nation's reserve lands, land claim settlement lands, treaty land entitlement lands, traditional land use areas and territories and boundaries or extensions thereof obtained by lease or other agreement.

Remuneration:
1. The commission payable in regards to the Assistance provided to SVLT by AFSC shall be a cash fee payable equivalent to 2% of SVLT's GROSS REVENUES realized by SVLT from any and all Target Contract(s) signed and implemented with Ermineskin Cree Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) and shall be paid prorata of the sums earned and cashed by SVLT in the same currencies at such sums to AFSC. Payment of the commission shall commence immediately and only after SVLT has fully recovered its capital and equity investment net of any and all tax incentives and tax credits derived from the Target Contract(s) and shall be paid only on the gross revenues realized by SVLT on that portion of the Target Contract(s) following SVLT's full recovery of capital and equity investment and said commissions shall end upon termination of the said Target Contract(s). SVLT grants AFSC the right to access its books and records for all Target Contract(s) AFSC finds for SVLT at any time during and after the Target Contract(s) is signed and the associated project commences and ends to verify the Total Gross Revenues realized by SVLT. AFSC reserves the right to assign this commission.

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above proposed by AFSC this 24th, day of April, 2014.

ABORIGINAL FINANCIAL SERVICES CORPORATION

Per: ______________________
Trent Blind, President

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above agreed to by SVLT this 24th, day of April, 2014. Unless and until both Parties execute this Prospect Sheet, neither Party shall have any obligations to the other with respect to the Target Contract(s) identified above.

This Prospect Sheet is subject to the terms of the Commission Agreement.

SUNVAULT ENERGY INC.

Per: ______________________
Authorized Signatory

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SCHEDULE "A"
PROSPECT SHEET – ONION LAKE CREE NATION

Re: Services & Commission Agreement between Sunvault Energy Inc. ("**SVLT**") and Aboriginal Financial Services Corporation ("**AFSC**") dated April 24, 2014 (the "**Commission Agreement**").

Description of Target Contract(s):
In order for AFSC to earn its commission, the following agreements (in form satisfactory to SVLT) must be agreed to and signed by the other parties:

1. A binding Letter of Intent, Memorandum of Understanding or Final Agreement(s) with the Onion Lake Cree Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) pertaining to any and all Assistance and Target Contract(s) as defined in the Commission Agreement involving Onion Lake Cree Nation's reserve lands, land claim settlement lands, treaty land entitlement lands, traditional land use areas and territories and boundaries or extensions thereof obtained by lease or other agreement.

Remuneration:
1. The commission payable in regards to the Assistance provided to SVLT by AFSC shall be a cash fee payable equivalent to 2% of SVLT's GROSS REVENUES realized by SVLT from any and all Target Contract(s) signed and implemented with Woodland Cree First Nation or a wholly owned company, trust or a partnership thereof (or its assignee/nominee) and shall be paid prorata of the sums earned and cashed by SVLT in the same currencies at such sums to AFSC. Payment of the commission shall commence immediately and only after SVLT has fully recovered its capital and equity investment net of any and all tax incentives and tax credits derived from the Target Contract(s) and shall be paid only on the gross revenues realized by SVLT on that portion of the Target Contract following SVLT's full recovery of capital and equity investment and said commissions shall end upon termination of the said Target Contract(s). SVLT grants AFSC the right to access its books and records for all Target Contract(s) AFSC finds for SVLT at any time during and after the Target Contract(s) is signed and the associated project commences and ends to verify the Total Gross Revenues realized by SVLT. AFSC reserves the right to assign this commission.

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above proposed by AFSC this 24, day of April, 2014.

ABORIGINAL FINANCIAL SERVICES CORPORATION

Per: ______________________
Trent Blind, President

Retainer of AFSC to assist SVLT with obtaining the Target Contract(s) described above agreed to by SVLT this 24, day of April, 2014. Unless and until both Parties execute this Prospect Sheet, neither Party shall have any obligations to the other with respect to the Target Contract(s) identified above.

This Prospect Sheet is subject to the terms of the Commission Agreement.

SUNVAULT ENERGY INC.

Per: ______________________
Authorized Signatory

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